CANADIAN MASTER SECURITY AGREEMENT

To: Laurus Master Fund, Ltd.
c/o M&C Corporate Services Limited
P.O. Box 309 GT
Ugland House
South Church Street
George Town
Grand Cayman, Cayman Islands

Date: July 31, 2006

To Whom It May Concern:

1. Defined Terms:

Any reference herein to "Collateral" shall, unless the context otherwise requires, be deemed a reference to "Collateral or any part thereof". The term "Proceeds", whenever used herein shall, by way of example, include trade-ins, equipment, money, bank accounts, notes, chattel paper, goods, contracts rights, accounts and any other personal property or obligation received when such Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of or dealt with.

2. To secure the payment of all Obligations (as hereafter defined), each of Wirecomm Systems Inc., an Ontario corporation (the "Company"), and 180 Connect Inc., a Canadian federal corporation and each other entity that is required to enter into this Master Security Agreement (each an "Assignor" and, collectively with the Company, the "Assignors") hereby assigns and grants to Laurus Master Fund, Ltd. ("Laurus") a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, documents of title, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those currently in effect among such Assignor's affiliates), supporting obligations, chattel paper, investment property (including, without limitation, all equity interests owned by any Assignor), letter of credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all Proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. Notwithstanding the foregoing, Collateral shall not include (a) non-assignable or non-pledgeable contracts, (b) any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; provided, however, that this shall not prohibit the security interests created by this Master Security Agreement from extending to the proceeds of such rights or property, (c) any vehicles owned or leased (or subleased) by such Assignor, (d) the proceeds of any indebtedness for borrowed money, (e) the proceeds of any equity issuance by such Assignor, (f) any Excluded Assets or the proceeds thereof that are remitted to such Assignor, and (g) all products and proceeds related to each of the foregoing. The proceeds of any equity issuance by

the Assignors or any of their Affiliates and any proceeds therefrom may be used by such Persons for such purposes as they determine, and shall not, without the express written consent of 180 Connect Inc., be required by Laurus to prepay or repay any Obligations (as hereinafter defined) or any Obligations as defined in the Security and Purchase Agreement. In the event any Assignor wishes to finance an acquisition in the ordinary course of business of any hereafter acquired equipment and has obtained a commitment from a financing source to finance such equipment from an unrelated third party, Laurus agrees to unconditionally release upon request its security interest on such hereafter acquired equipment so financed by such third party financing source. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms in the Security and Purchase Agreement dated as of the date hereof by and between 180 Connect Inc., Mountain Center, Inc., JJ&V Communications Inc., Tumbleweed HS Inc., Piedmont Telecommunications, Inc., 180 Digital Interiors, Inc., HD Complete, Inc., Ironwood Communications Inc., Queens Cable Contractors, Inc. and Laurus (the "Security and Purchase Agreement").

3. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Laurus arising under, out of, or in connection with the Ancillary Agreements referred to in the Security and Purchase Agreement (such Ancillary Agreements, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the "Documents") and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other obligations or liabilities of such Assignor to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under this Agreement, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations, in any case commenced by or against such Assignor under Title 11, United States Code, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada), including, without limitation, obligations or indebtedness of each Assignor for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case.

4. Each of the Assignors acknowledges and agrees that: (i) value has been given, or will be given upon the making of payment under the Security and Purchase Agreement by Laurus; (ii) such Assignor has rights in its Collateral; and (iii) such Assignor and Laurus have not agreed to postpone the time for attachment of the security interest granted hereunder which shall attach upon the execution of this Master Security Agreement and, in the case of Collateral acquired after the date hereof, when such Assignor has rights therein.

5. Each Assignor hereby represents, warrants and covenants to Laurus as to such Assignor that:

(a) it is a corporation, validly existing and organized under the respective laws of its jurisdiction of organization set forth on Schedule A, and such Assignor will provide Laurus thirty (30) days' prior written notice of any change in its respective jurisdiction of organization;

(b) its legal name is as set forth in its Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set

forth on Schedule A, and it will provide Laurus thirty (30) days' prior written notice of any change in its legal name;

(c) its organizational corporate identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Laurus thirty (30) days' prior written notice of any change in any of its organizational identification number;

(d) it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e) it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature ("Encumbrances"), except (i) Encumbrances securing the Obligations (ii) any Encumbrance that does not secure indebtedness in excess of US$50,000 and such Encumbrance is removed or otherwise released within ten (10) days of the creation thereof and (iii) Permitted Liens (as defined in the Security and Purchase Agreement);

(f) it will, at its cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its business;

(g) it will not without Laurus' prior written consent, which shall not be unreasonably withheld, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except (i) in the ordinary course of business (including for certainty, payments for working capital costs, the distribution or payment of dividends, the making of intercompany loans or otherwise effecting disbursements to the Assignors, their Subsidiaries and Affiliates and any Scheduled Payment) (ii) for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or (iii) equipment no longer necessary for its ongoing needs, or equipment that is replaced by more economical or functional equipment having an aggregate fair market value of not more than US$50,000 and only to the extent that:

(i) the Proceeds of any such disposition are used to acquire replacement Collateral which is subject to Laurus' first priority perfected security interest, or are used to repay Obligations or to pay general corporate expenses; and

(ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations;

(h) it will insure or cause the Collateral to be insured against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Laurus shall specify in amounts and under policies by insurers acceptable to Laurus, acting reasonably. Laurus shall either be named as loss payee or additional insured as its interest may appear in such policies of insurance. Each insurance policy shall include an endorsement whereby the insurers agree to give Laurus not less than thirty (30) days

notice of the cancellation of the policy of insurance and permit Laurus to cure any default which may exist under the policy. All premiums on each Assignor's insurance policies shall be paid by such Assignor and the policies shall be delivered to Laurus. If any such Assignor fails to do so, Laurus may, upon an Event of Default, procure such insurance and the cost thereof shall be promptly reimbursed by the Assignor's, jointly and severally, and shall constitute Obligations. Laurus agrees that it shall provide such Assignor with reasonable notice before it procures such insurance;

(i) it will acting reasonable prior to an Event of Default, during normal business hours allow Laurus or Laurus' representatives free access to and the right of inspection of the Collateral upon 24 hours notice provided that, in accessing and inspecting the Collateral, Laurus or Laurus' representatives, as the case may be, shall use their commercial best efforts not to disrupt such Assignor's business operations. Laurus agrees that it shall not inspect the Collateral more than two (2) times per year; and

(j) such Assignor hereby indemnifies and saves Laurus harmless from all loss, costs, damage, liability and/or expense, including reasonable legal fees on a solicitor and its own client basis, that Laurus may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against Laurus or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Laurus' own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).

6. The occurrence of any "Event of Default" under and as defined in the Canadian Guaranty granted by 180 Connect Inc. and Wirecomm Systems Inc. in favour of Laurus dated as of the date hereof which shall have occurred and be continuing beyond any applicable cure period, shall constitute an Event of Default under this Master Security Agreement.

7. Upon the occurrence and during the continuance of any Event of Default and at any time thereafter, Laurus may, subject to Applicable Law ("**Applicable Laws**" means, in respect of any person, property, transaction or event, all present and future laws, statutes, regulations, treaties, judgments and decrees applicable to that person, property, transaction or event (whether or not having the force of law with respect to regulatory matters applicable to Laurus) and all applicable requirements, requests, official directives, consents, approvals, authorizations, guidelines, rules, orders and policies of any Governmental Authority ("**Governmental Authority**" means any domestic or foreign government including any federal, provincial, state, territorial or municipal government and any government agency tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government) having or purporting to have authority over that person, property or transaction or event) declare all Obligations immediately due and payable. To the extent applicable, both before and after the occurrence and during the continuance of an Event of Default, Laurus shall have all rights and remedies of a secured party under the Personal Property Security Act (Ontario) (as amended from time to time, which Act, including amendments thereto and any Act substituted therefore and amendment thereto, is herein referred to as the "PPSA"), the Uniform Commercial Code (as in effect in the

State of New York), this Agreement and other Applicable Law. Upon the occurrence of any Event of Default that is continuing and at any time thereafter, Laurus will have the right, subject to Applicable Law, to take possession of, collect, demand, sue on, enforce, recover and receive the Collateral and give valid and binding receipts and discharges therefore and in respect thereof. Laurus will also have the right, subject to Applicable Law, to maintain possession of the Collateral on each Assignor's premises or to remove the Collateral or any part thereof to such other premises as Laurus may desire. Upon Laurus' request, after the occurrence of any Event of Default that is continuing, each of the Assignors shall assemble or cause the Collateral to be assembled and make it available to Laurus at a place designated by Laurus. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed commercially reasonable if mailed at least ten (10) days (or such longer period as may be required by Applicable Law) before such disposition, postage prepaid, addressed to any Assignor either at such Assignor's address shown herein or at any address appearing on Laurus' records for such Assignor. Subject to Applicable Law, any proceeds of any disposition of any of the Collateral shall be applied by Laurus to the payment of all expenses in connection with the sale of the Collateral, including operating any Assignor's accounts, preparing and enforcing this Agreement, taking and maintaining custody of, preserving, repairing, possessing, preparing for disposition and disposing of Collateral and in enforcing or collecting indebtedness and all such costs, charges and expenses, including reasonable legal fees on a solicitor and its own client basis, expenses and disbursements and any balance of such proceeds may be applied by Laurus toward the payment of the Obligations in such order of application as Laurus may elect, and each Assignor shall be liable for any deficiency.

8. Upon the occurrence of and during the continuance of any Event of Default, Laurus may, subject to Applicable Law, appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of Laurus or not, to be an interim receiver, receiver or receivers (hereinafter called a "Receiver", which term when used herein shall include a receiver and manager) of any Collateral of the Assignors (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of each Assignor and not Laurus, and Laurus shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of each Assignor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including any Assignor, enter upon, use and occupy all premises owned or occupied by each Assignor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on each Assignor's business or as security for loans or advances to enable the Receiver to carry on each Assignor's business or otherwise, as such Receiver shall determine in its reasonable discretion. Except as may be otherwise directed by Laurus and subject to Applicable Law, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to Laurus. Every such Receiver may, in the discretion of Laurus, be vested with all or any of the rights and powers of Laurus.

9. Upon and during the continuance of any Event of Default, Laurus may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of Section 8.

10. Subject to Applicable Law, Laurus shall use reasonable care with respect to the Collateral in its possession or under its control. Except as required by Applicable Law, Laurus shall not have any other duty as to any collateral in its possession or control or in the possession or control of any agent or nominee of Laurus, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11. Upon an Event of Default, if any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor's part to be performed or fulfilled under or pursuant to this Master Security Agreement, Laurus may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor's joint and several account and at each Assignor's joint and several cost and expense, and the cost and expense thereof (including reasonable legal fees on a solicitor and its own client basis) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law.

12. Following the occurrence of and during the continuance of an Event of Default, each Assignor appoints Laurus, any of Laurus' officers, employees or any other person or entity whom Laurus may designate as such Assignor's attorney, with power to execute such documents on each of such Assignor's behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor's behalf; to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements or financing change statements, describe the Collateral as "all assets and all personal property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)); to sign such Assignor's name on public records; and to do all other things Laurus deems necessary to carry out this Master Security Agreement. This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

13. No delay or failure on Laurus' part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Laurus and then only to the extent therein set forth, and no waiver by Laurus of any default shall operate as a waiver of any other default or of the same default on a future occasion. Laurus shall have the right to enforce any one or more of the remedies available to Laurus, successively, alternately or concurrently. However, Laurus shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of Collateral or to institute any proceeding for such purposes. Each Assignor agrees to join with Laurus in executing financing statements or other instruments to the extent required by the Uniform Commercial Code or the PPSA in form satisfactory to Laurus and in executing such other documents or instruments as may be required or deemed necessary by Laurus for purposes of affecting or continuing Laurus' security interest in the Collateral.

14. This Master Security Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada, and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to Laurus hereunder shall inure to the benefit of Laurus' successors and permitted assigns (as set forth in the Security and Purchase Agreement). The term "Laurus" as herein used shall include Laurus, any parent of Laurus', any of Laurus' subsidiaries and any co-subsidiaries of Laurus' parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor. Laurus and each Assignor hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and each Assignor agrees not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York and (c) waive any objection Laurus or each Assignor may have as to the bringing or maintaining of such action with any such court.

15. Each Assignor hereby acknowledges receipt of a copy of this Master Security Agreement.

16. This Master Security Agreement may be executed in any number of counterparts which shall, collectively and separately constitute one agreement. Any signature delivered by a party by facsimile transmission or by sending a scanned copy by electronic mail shall be deemed an original signature hereto.

17. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a joinder agreement in form and substance satisfactory to Laurus, (y) delivering supplements to such exhibits and annexes to such Documents as Laurus shall reasonably request and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

18. All notices from Laurus to any Assignor and from any Assignor to Laurus shall be sufficiently given if mailed or delivered to such party's address set forth below.

19. If there is any inconsistency between the provisions hereof and the provisions of the Security and Purchase Agreement, the provisions of the Security and Purchase Agreement shall prevail.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

WIRECOMM SYSTEMS INC.

By: [signature]

Name: Steven C. Amato

Title: Sr. VP + CFO

Address 135 Crossways Park Dr. Suite 402
Woodbury, NY 11797

180 CONNECT INC.

By: [signature]

Name: Steven C. Amato

Title: Sr. VP + CFO

Address 135 Crossways Park Dr. Suite 402
Woodbury, NY 11797

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By: ______________________

Name:
Title:
Address:

Very truly yours,

WIRECOMM SYSTEMS INC.

By: ______________________________

Name:

Title:

Address

180 CONNECT INC.

By: ______________________________

Name:

Title:

Address

ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.

By: ______________________________

Name: Eugene Grin

Title: Director.

Address:

SCHEDULE A

Entity	Jurisdiction of Organization	Organization Identification Number
Wirecomm Systems Inc.	Ontario	1131680
180 Connect Inc.	Canada	4213262